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                                  EXHIBIT (22)

                         SUBSIDIARIES OF THE CORPORATION


                                                State or other jurisdiction
                     Name                             of organization
     _____________________________________      ___________________________

     A.T.I. Tools, Inc.                              Delaware
     Balco, Inc.                                     California
     Herramientas Snap-on de Mexico, S.A.            Mexico
     J. H. Williams Company                          Delaware
     Sioux Tools, Inc.                               Iowa
     Snap-on Financial Services, Inc.                Nevada
     Snap-on Tools (Australia) Pty. Ltd.             Australia
     Snap-on Tools of Canada Ltd.                    Canada
     Snap-on Tools GmbH                              Germany
     Snap-on Tools International, Ltd.               U.S. Virgin Islands
     Snap-on Tools Japan, K.K.                       Japan
     Snap-on Tools Limited                           United Kingdom
     Snap-on Tools Worldwide, Inc.                   Michigan
     Sun Electric Corporation                        Delaware
     Wheeltronic Ltd.                                Ontario

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